EXHIBIT 10.1

AGREEMENT FOR THE SUPPLY OF NATURAL GAS

between

ENI S.p.A.

and

[...]

AGREEMENT FOR THE SUPPLY OF NATURAL GAS

Table of Contents

Parties

1.              Definitions

2.              Purchases and Sales

3.              Client Obligations

4.              Information Exchange

5.              Quantities

6.              Prices and Price Adjustment

7.              Invoicing and Payment

8.              Measurement

9.              Warranties

10.       Liability for Consequential Loss

11.       Force Majeure

12.       Suspension for Shortcoming

13.       Confidentiality

14.       Assignment

15.       Waiver and Amendments

16.       Notices

17.       Termination and Renewal

18.       Construction

19.       Bank Guarantees

20.       Applicable Law

21.       Dispute Resolution

22.       Conditions Precedent

23.       Liability Exclusions

24.       Revision of the Agreement

Specific Conditions

Appendix 1 – VAT Form

AGREEMENT FOR THE SUPPLY

OF NATURAL GAS

THIS AGREEMENT is concluded on [date] BETWEEN:

(1)                                  Eni S.p.A., a company registered under the number […….], having its registered office at […….] (the “Seller”); and

(2)                                  [...], a company registered under the number […….] having its registered office at […….] (the “Client”)

(individually referred to as a “Party” and jointly as the “Parties”)

WHEREAS:

The Seller wishes to give the Client the opportunity of buying a certain quantity of Gas at the Delivery Point and the Client wishes to purchase the Gas offered by the Seller under the conditions provided for in this Agreement.

THE PARTIES HAVE AGREED AS FOLLOWS:

1 Definitions

“Agreement”                                                                         refers to this Agreement, which includes these general conditions and the Specific Conditions, which are liable to be completed or amended in writing from time to time.

“Affiliate”                                                                                         refers to all companies or legal entities, other than a natural person, which, either directly or indirectly, control the first company or entity, or are controlled thereby or are under the control of the same company or entity. Within the scope of this definition, “control” means holding at least fifty-one per cent (51%) of the voting rights at the General Meeting of Shareholders (or equivalent body) of the entity concerned or, if this criterion is not applicable, possessing at least fifty-one per cent (51%) of the capital of the entity or other ownership interest in the entity.

“Contractual Year”                                           means a period of one (1) solar year starting at 6:00 am on the Initial Date or the Day of any anniversary of said date or, if the Contractual Period expires on a date other than the anniversary of the Initial Date, any period of a lesser duration that starts on the Initial Date (or the anniversary thereof) and ends on the expiration date stipulated in the Specific Conditions. If this Agreement is extended pursuant to Article 17.2, a Contractual Year shall mean any period of one (1) solar year as from the expiration date of the initial Contractual Period.

“Transportation Contract”

means the transportation contract concluded by the Seller with the Transporter with the aim of supplying Gas at the Client’s Delivery Point.

“Distribution Contract”

means the distribution contract concluded by the Seller with the Distributor with the aim of supplying Gas to a Client Delivery Point, when the Client is located on the distribution network.

“Connection Contract”

means the contract concluded by the Client and the Transporter or the Distributor, as applicable, and pursuant to which the Transporter or the Distributor sets up, operates and maintains the delivery facilities and the Client Delivery Point connections.

“Date of the Agreement”

refers to the date of signature of this Agreement specified above.

“Initial Date”                                                                          refers to the date and time at which the Seller supplies the first Gas to the Client, at 6:00 am on the date stated in the Specific Conditions.

“Daily Excess of the Maximum Hourly Volume” or “DEMHV” for each Day, the difference, if positive, between the maximum value of the hourly average of the hourly quantities delivered over four (4) consecutive hours during the day concerned and the Maximum Hourly Volume constitutes a Daily Excess of the Maximum Hourly Volume.

“Monthly Excess of the Maximum Hourly Volume” or “MEMHV”

for each Month, the sum of the maximum value of the Daily Excesses of the Maximum Hourly Volume observed during said month and ten per cent (10%) of the sum of the other daily excesses, which are strictly greater than ten per cent (10%) of the Maximum Hourly Volume, observed during said month, constitutes the Monthly Excess of the Maximum Hourly Volume (MEMHV).

“Monthly Excess of the Maximum Daily Volume” or “MEMDV”

is defined as being the sum of the maximum value of the excesses of the Maximum Daily Volume observed during the course of Month M and ten per cent (10%) of the sum of the other excesses of the Maximum Daily Volume, which are strictly greater than three per cent (3%) of the Maximum Daily Volume, observed during the course of said same Month.

“Monthly Excess of the Maximum Daily Volume on the Distribution Network” or “MEMDVDN”

is defined as the sum of the maximum value of the excesses of the Maximum Daily Volume observed during the course of Month M and ten per cent (10%) of the sum of the other excesses of the Maximum Daily Volume, which are strictly greater than five per cent (5%) of the Maximum Daily Volume, observed during the course of said same Month on the distribution network.

The MEMDVDN only applies if the Client Delivery Point is located on the distribution network.

“Distributor”                                                                          means all holders of a distribution network manager’s license.

“Consequential Loss”   means all consequential or indirect loss and includes, but is not limited to, all loss of profits, loss of use, loss of contract, loss of production, loss of revenues, suspension of business activity or increase in business running costs.

“Force Majeure”                                                     has the meaning given to this expression in Article 11.

“Gas”                                                                                                                means hydrocarbon or a mixture of hydrocarbon and other gases composed mainly of methane, generally known under the name of natural gas.

“Joule”                                   means joule, as defined by standard ISO 1000.1981 (E).

“Day”                                                                                                              means any period starting at 6:00 am on one day and ending on 6:00 am the next day.

“Normal Cubic Meter or m3(n)”

means the quantity of Gas, which, at 0 (zero) degrees Celsius and under an absolute pressure of 1.01325 bars, where the Gas is devoid of water vapour, occupies a volume of one cubic meter.

“Month”                                                                                               means:

(a)          for the first Month of this Agreement, the period starting at 6:00 am on the Initial Date and ending at 6:00 am on the first Day of the following calendar Month;

(b)         thereafter, except for the last Month, the period starting at 6:00 am on the first Day of any calendar Month and ending at 6:00 am on the first Day of the following calendar Month; and

(c)          for the last Month of this Agreement, the period starting at 6:00 am on the first Day of the last Month of the Agreement and ending at 6:00 am on the Day the Contractual Period expires.

“Summer Month”                                                  means the Months of April, May, June, July, August, September and October.

“Winter Month”                                                       means the Months of November, December, January, February and March

“MWh”                                                                                                    means three thousand six hundred (3,600) mega joules.

“Careful and Reasonable Operator”

means a person acting in good faith with the aim of fulfilling their contractual obligations and who in so doing, within the general scope of their contractual activities, shows a level of expertise, diligence, care and attention that can reasonably and ordinarily be expected of an experienced operator performing the same type of tasks under similar circumstances and conditions.

“Contractual Period”

means the period starting at 6:00 am on the Initial Date and ending at 6:00 am on the Day of expiration of the Contractual Period, as defined in the Specific Conditions, and, where applicable, as defined in the extensions referred to in Article 17.2.

“Delivery Point”                                                        means the point where the Transporter’s or Distributor’s measuring device is located, depending on whether the site is located on the Transporter’s or the Distributor’s network, in the Client’s facilities or, if there are several supply points, the various Transporter and/or Distributor measurement points, as defined in the Specific Conditions.

“Calorific Value Greater than 0 degrees Celsius” or “CVG 0°C”

means the quantity of heat, expressed in kWh, that would be released by the complete combustion of one m3(n) of dry Gas in the air at a constant pressure equal to 1.01325 bars, with the Gas and air being at an initial temperature of 0 (zero) degrees Celsius, all the products of the combustion being returned to the temperature of 0 (zero) degrees Celsius and the water formed during the combustion being returned to liquid form and the other products being in a gaseous state.

“Contractual Price”                                         means the amount expressed in euros per Megawatt hour (MWh) for each Contractual Year, as stated in the Specific Conditions and as said Year may have been amended pursuant to Article 17.2.

“Transporter”                                                                     means all holders of a Gas transporter’s license issued or acting as though issued pursuant to Article 81 of Law no. 2001-1276 of 28 December 2001 and the amendments thereto and Article 25 of Law no. 2003-8 of 3 January 2003 with whom the Seller has a contract for the transportation of Gas sold pursuant to this Agreement.

“Maximum Hourly Volume” or “MHV”

means the maximum hourly volume of the Gas supplied at the Delivery Point, as stated in the Specific Conditions.

“Volume for the Contractual Period” or “VCP”

has the meaning given to this expression in Article 5.1.

“Maximum Daily Volume” or “MDV”

means the maximum daily volume of Gas supplied at the Delivery Point, as stated in the Specific Conditions.

Except in the event of an explicit provision to the contrary, the terms defined herein shall include their various singular and plural forms, both genders and their derivative forms, and all references to provisions of the law shall be deemed to refer to any amendment, substitution, integration or re-adoption of said same provisions.

If these General Conditions were to diverge from or contradict the Specific Conditions, the Specific Conditions shall prevail over these General Conditions.

2 Purchases and Sales

2.1                                 As from the Initial Date, the Seller shall sell the Gas to the Client and the Client shall take delivery of and pay for the Gas in accordance with the terms and conditions provided for in this Agreement.

2.2                                 Title to the Gas and the risk pertaining thereto shall be transferred to the Client at the Delivery Point.

3 Client Obligations

3.1                                 The Client undertakes to sign a Connection Contract with the Transporter or the Distributor, as applicable, and to maintain said contract in effect throughout the term of the Contractual Period and for all the Delivery Points covered by this Agreement.

3.2                                 All the pipelines and appliances downstream of the Delivery Point shall be under the exclusive responsibility of the Client, must be kept in a perfect operating condition and must always be fully compatible with the Transporter or Distributor’s equipment.

3.3                                 The Client shall inform the Seller in writing, giving advance notice of at least seven (7) Days of any change in the Client’s contact details given in the Specific Conditions.

3.4                                 Before the Initial Date, the Client shall provide the Seller with the details of the Client’s consumption profile for the previous year and its most realistic projections for the current Contractual Year, including the scheduled dates for shutdown and maintenance periods.

3.5                                 Throughout the entire Contractual Period, the Client must use its best efforts in order to inform the Seller, as soon as the Client is aware thereof and at the latest before 10:00 am on the previous Day, of the start and end dates for scheduled shutdown and maintenance periods that entail a reduction in daily consumption greater than or equal to eighty (80) per cent of the Maximum Daily Volume. If the Client does not inform the Seller of these dates, for each day of reduction, the Client shall owe the Seller an amount equal to the revenues for the Maximum Daily Volume and the Contractual Price from the reference month, in order to compensate the losses suffered by the Seller as a result of the failure to communicate by the Client.

3.6                                 For each Delivery Point, the Client shall obtain authorization from the Transporter or the Distributor for the Seller to have access to the metering data provided by the Transporter or the Distributor to the Client via the Connection Contract.

4                                         Information Exchange

4.1                                 The Seller must use reasonable efforts to obtain the consent of the Transporter and the Distributor, where the site is located on the distribution network, to the disclosure by the Seller to the Client of necessary information concerning the Transportation Contract and the Distribution Contract.

5 Quantities

5.1                                 The volume of Gas that the Client will purchase during the Contractual Period is defined in the Specific Conditions as the “Volume for the Contractual Period”. If said volume is modified, during the Contractual Period, the Client shall inform the Seller of any change in its consumption projections as soon as it is aware thereof.

5.2                               The Client shall not be entitled to draw off from the Seller a quantity of Gas that is greater than the Maximum Daily Volume or the Maximum Hourly Volume stated in the Specific Conditions. In the event of non-compliance by the Client with the MDV and/or the MHV, the Client shall assume responsibility and shall owe the Seller, in addition to the Contractual Price, all additional transportation costs and any price supplements linked to the MEMDV and/or the MEMHV and/or the MEMDVDN, as stated in the Specific Conditions.

5.3                                 The quantities announced by the Client to the Seller according to Articles 5.1 and 5.2 above must be expressed with a CVG 0°C.

5.4                               If the “Type of Gas supply” stated in the Specific Conditions provides that the supply is interruptible, the Seller is entitled to reduce or temporarily suspend the interruptible part of the supply. Said reduction or suspension may be implemented if, and only if, it is caused by a reduction or suspension in the transportation capacity on the Transporter’s regional network at the Transporter’s express request. The Seller shall inform the Client of the Transporter’s request as soon as it is aware thereof and shall inform the Client of the start date and the duration or the reduction or suspension.

The interruptible part of the supply is stated in the Specific Conditions.

It is understood that if the type of Gas supply is interruptible, the Seller shall sign with the Transporter, for the supply of Gas at the Delivery Point, an interruptible Transportation Contract for the regional network.

6 Prices and Price Adjustment

6.1                                 Each Month, the Client shall pay for the volumes drawn off at the Contractual Price, as described in the Specific Conditions. Said Contractual Price is comprised of a monthly fixed payment and a variable payment, depending on the quantities. The variable payment shall differ according to whether the Gas drawn off was consumed during the Winter Months or during the Summer Months.

All the requisite calculations, whether intermediary or not, shall be rounded off to the third (3rd) decimal place, except for the calculation of the monthly average exchange rate and of the Contractual Price, which shall be rounded off to the seventh (7th) decimal place.

6.2                                 Unless this Agreement provides otherwise, each Month, in addition to the Contractual Price described in Article 6.1 above, the Client shall pay, on a monthly basis, any price supplements pertaining to the MEMDV and/or the MEMHV and/or the MEMDVDN.

6.3                                 None of the sums payable under this Agreement, the Contractual Price or any price supplements linked to the MEMHV and/or the MEMDV and/or the MEMDVDN, include Value Added Tax and the other taxes, duties and levies applicable to the sale, the transportation, the consumption or the use of the Gas. The Seller shall be entitled to add the amount of the Value Added Tax and the duties on consumption at the rate in force, to all amounts invoiced pursuant to this Agreement and to adjust all amounts invoiced to take into account other indirect, similar levies, duties and taxes that are applicable to the sale, the transportation or the use of the Gas.

The cost of the transportation pricing contribution, as defined by the Government Decision of 26 May 2005 on the rate of the pricing contribution to transportation and distribution services for electricity and natural gas is included in the fixed term stated in the Specific Conditions.

6.4                                 As regards Value Added Tax, the Client must provide the Seller with all the data needed to invoice the sale correctly, in accordance with the form attached in Appendix 1 “VAT Form”. It is understood that if, for any reason whatsoever, the Client does not provide the Seller with the data mentioned above, it shall then be held responsible and must indemnify the Seller for all penalties caused by said failure to provide the data the tax authorities request from the Seller.

7 Invoicing and Payment

7.1                                 On a monthly basis, the Seller shall issue the Client with an invoice in euros for the amounts owed pursuant to this Agreement for each Month, detailing the quantities of Gas received, the Contractual Price applicable and any price supplements in respect of the DVQM and/or the DVHM and/or the MEMDVDN, as described in Article 5. All sums due must be paid in euros by bank wire transfer or any other means for instant fund transfer, to the account indicated on the invoice or in accordance with any other terms and conditions the Seller may specify from time to time.

The Client shall pay its invoices within the maximum timeframe specified in the Specific Conditions, as from the invoice dispatch date.

7.2                                 The Seller shall prepare its invoices on the basis of the most reliable information obtained from the Transporter or the Distributor, as applicable, at the time of invoicing, according to Articles 7.5 and 8 of this Agreement. If the Seller were to subsequently obtain from the Transporter or the Distributor, as applicable, more accurate information and if, on the basis of said new information, the amounts invoiced and paid by the Client were found to be incorrect, the Seller shall make the necessary adjustments promptly on the following invoice. If such information were to become available after the expiration of the Contractual Period, the Seller shall be entitled to issue all adjustment invoices required and all the effects of this Agreement shall remain in force until receipt of the amounts concerned.

7.3                                 If an amount that is payable pursuant to this Agreement is not paid by the due date defined in the terms and conditions, the Seller shall be entitled to apply default interest on the debit balance, as from the due date and until receipt, at an annual rate seven per cent (7%) higher than the EURIBOR rate published by the ECB in force at the time, which the Client shall be obliged to pay in addition to the amount originally invoiced.

7.4                                 The provisions of this Agreement that govern the invoicing and payment of sums owed shall remain in force upon expiration of the Agreement until all the sums owed pursuant to the Agreement have been received.

7.5                                 The measurement and invoicing units used within the scope of this Agreement shall be expressed in MWh on the basis of a CVG 0°C. The Seller reserves the right, in the event of a change in the measuring system of the Transporter and/or the Distributor, as applicable, to amend the relevant provisions of this Agreement in order to comply with said new system.

7.6                                 In the event of a dispute concerning the amount of an invoice, the amount of the invoice must nevertheless be paid in full when due, except in the event of fraud or a clear mistake. Such payment by the Client shall not call into question the Client’s right to challenge all or part of an invoice.

7.7                                 If the due date for an invoice is a Saturday or a Sunday or a public holiday in France and/or in Italy, payment must be made on the following banking day.

7.8                                 Invoices must always be sent using the French Post Office in order to provide original documents. A copy may also be sent by fax, in which case an invoice shall be deemed to have been sent at the transmission confirmation time. A document sent only using the French Post Office shall be deemed to have been sent to the receiving Party at the time of receipt.

8 Measurement

8.1                                 In accordance with the provisions of Article 7.2, the Seller shall calculate or cause the Transporter and/or the Distributor, as applicable, to calculate the volume of Gas received by the Client at the Delivery Point for each Month. The calculation methods, the conversion factors and the sampling and measurement procedures used shall be those normally chosen by the Transporter and/or the Distributor, as applicable, and that comply with the laws and government regulations in force. All effects of meter readings provided by the Transporter and/or the Distributor, as applicable, shall be binding as regards the obligations of the Parties pursuant to this Agreement.

8.2                                 If, after checking a Delivery Point, it emerges that a meter records accurately or with an accuracy lower than the threshold imposed by the applicable provisions of law, all the expenses incurred for the verification of the accuracy of said meter shall be paid by the Client. If said meter is found to record with accuracy higher than the threshold authorized by the applicable provisions of law, all the expenses related to the verification shall be paid by the Seller.

9 Warranties

9.1                                 The Client represents, warrants and accepts that it has full authority to enter into this Agreement and that it will continue to have the authority and capacity to fulfill the obligations that encumber it pursuant hereto.

9.2                                 The Seller warrants to the Client that it holds all the Gas for which the supply is provided for in this Agreement and that it has the right to sell the Gas on the basis of this Agreement.

10  Liability for Consequential Loss

10.1                           Notwithstanding any provision to the contrary in this Agreement, neither the Seller nor the Client may be held liable with respect to each other for any Consequential Loss (whether foreseeable or unforeseeable at the time of signature of this Agreement) suffered by the other Party as a result of the performance or non-performance of this Agreement, even in the event of negligence and/or failure to fulfill obligations, whether statutory or otherwise.

10.2                           All liability for loss suffered by the Client as a result of the supply of Gas that does not meet the specifications set forth in the general conditions or the specific conditions of the Transportation Contract between the Seller and the Transporter or the specific conditions of the Distribution Contract between the Seller and the Distributor, as applicable, shall be limited to the amount of the compensation paid by the Transporter pursuant to the general conditions and/or the specific conditions of the Transportation Contract between the Seller and the Transporter or by the Distributor pursuant to the general conditions and/or the specific conditions of the Distribution Contract between the Seller and the Distributor.

11  Force Majeure

11.1                           Neither of the two Parties may be held liable for the consequences of its inability to fulfill its obligations pursuant to this Agreement if said inability is the result of an event over which the Party concerned cannot reasonably exercise any control (“Force Majeure”) provided, however, that the Party acted as a Careful and Reasonable Operator under all circumstance where the Force Majeure could have been avoided or overcome, if the Party had acted as a Careful and Reasonable Operator.

11.2                           For all effects of this Agreement, “Force Majeure” shall include, but not be limited to, the following events:

a)              damage to, failure by or breakdown of the Transporter’s transportation system or the impossibility of using said system;

b)             damage to, failure by or breakdown of the Distributor’s distribution system or the impossibility of using said system where the Delivery Point is located on the Distributor’s network;

c)              damage to, failure by or breakdown of or impossibility of using the Client’s facilities at the Delivery Point;

d)             any initiative taken by the Transporter and/or by the Distributor, as applicable, under the emergency powers to act conferred on them by the regulations, the provisions and the general conditions that govern the license to transport Gas issued to the Transporter and/or the license to distribute Gas issued to the Distributor, as applicable;

e)              any initiative by the Government, the Municipality or any other government or administrative , national or foreign authority, in particular, but not limited to, the way in which such initiative could affect the Seller’s authorization to supply Gas under said regulations;

f)                wars (whether declared or not), civil wars, acts of terrorism, riots or labour-management disputes; and

g)             strikes, lock-outs and other collective labour disputes.

11.3                           A Party that wishes to use the provisions of this Article 11 shall be obliged, as soon as it can reasonably do so, to:

(a)                                  notify the other Party of its intention to cite Force Majeure, stating to said other Party the necessary reasons therefor and informing said other Party of the foreseeable duration of the situation; and

(b)                                 notify the other Party as soon as the case of Force Majeure has ended, stating to said other Party the short timeframe in which it will again be in a position to fulfill the obligations that encumber it pursuant to this Agreement.

11.4                           None of the Parties may cite the provisions of Article 11 if it has not promptly taken all reasonably foreseeable measures at a reasonable cost, in order to resolve the Force Majeure. However, it may not be claimed pursuant to this clause that a Party shall resolve a labour-management dispute in any manner other than that which it deems to be most suitable.

11.5                           The Parties may not claim to be released from their obligations to indemnify or pay sums owed pursuant to this Agreement due to a case of Force Majeure or as a result of a change in the economic capacities of the Client (whether or not this is the result of changes to the law or changes of another kind).

11.6                           Each of the Parties shall be entitled to terminate this Agreement if the other Party is affected by Force Majeure for a continuous period of more than three (3) Months.

12  Suspension for Shortcoming

12.1                           Without prejudice to any other right or remedy the Seller may have pursuant to the terms of this Agreement, if the Client fails to fulfill any one of its obligations whatsoever, the Seller may serve formal notice on the Client to correct its shortcoming and if the Client has not complied within fourteen (14) Days as from receipt of the formal notice, the Seller shall be entitled to immediately suspend the supply of Gas to the Client until the Client has corrected its shortcoming in a way that is reasonable acceptable for the Seller.

13  Confidentiality

13.1                           The Parties shall keep the terms and conditions of this Agreement and all information provided within the scope of this Agreement strictly confidential and neither of the Parties shall use or disclose or allow the use of by, or disclosure to, a third party (other than their respective Affiliates) of all or part of this Agreement without the prior written authorization of the other party, which shall not refuse said authorization without reasonable cause; it is nevertheless understood that the Seller shall be entitled to disclose to the Transporter and/or to the Distributor and/or to any lawfully appropriate authority any information for which disclosure is required within the scope of the transportation of the Gas to the Delivery Point.

14  Assignment

14.1                           None of the Parties is entitled to assign this Agreement, except to an Affiliate, without the prior written authorization of the other Party, which shall not refuse said authorization without reasonable cause.

15  Waiver and Amendments

15.1                           The waiver at any time whatsoever by either of the Parties of the right to require performance of any provision whatsoever of this Agreement shall not effect its right to require the performance of said provision in the future, and the waiver by either of the parties of the right to exercise remedies in the event of failure to comply with any provision whatsoever may not be deemed to constitute a waiver of the right to exercise such remedies in the event of a further instance of non-compliance.

15.2                           This Agreement may only be modified or amended by a written contractual instrument entered into by a duly authorized representative of each of the Parties.

16  Notices

16.1                           All notices served within the scope of this Agreement must be in writing and may be delivered by hand (and deemed to have been validly received at the time of the hand delivery), dispatched by first class mail (deemed to have been received forty-eight (48) hours after dispatch) or by pre-paid registered letter (deemed to have been received at the time of remittance to the addressee) or sent by facsimile (deemed to have been received at the time of receipt in a legible form by the addressee) to the address stated in the Specific Conditions or any other address notified in writing to the Party concerned.

17  Termination and Renewal

17.1                           This Agreement shall end on the expiration date of the Contractual Period stated in the Specific Conditions, unless:

(a)   it is extended pursuant to the provisions of Article 17.2; or

(b)                                 it is terminated in another way pursuant to the provisions of this Article 17; or

(c)                                  one of the Parties has terminated this Agreement due to a case of Force Majeure, in accordance with the provisions of Article 11.6; or

(d)                                 the Parties have, by mutual agreement, decided in writing to terminate this Agreement; or

(e)                                  one ore more Conditions precedent provided for in Article 22 have not been met or cancelled before the specified deadline.

17.2                           At least ninety (90) Days before the expiration of the Contractual Period, the Client shall inform the Seller in writing whether or not it wishes to renew this Agreement.

If the Client notifies its intention to renew the Agreement:

(i)                                     all the terms and conditions of this Agreement shall remain in force, with the exception of the Specific Conditions concerning the volumes and the Contractual Price; and

(ii)                                  the Parties must meet as soon as possible in order to discuss any amendments that need to be made to the Specific Conditions as regards the volumes and the Contractual Price and agree on said amendments within at least forty-five (45) Days before the expiration of the Contractual Period. If the Parties cannot agree on the amendments to be made to the Specific Conditions, this Agreement shall end upon expiration of the Contractual Period.

17.3                           Each of the Parties may terminate this Agreement after having duly notified the other Party if the other Party:

(a)                                  is placed in court-ordered liquidation, reorganization or administration pursuant to an irrevocable decision by the Court that has jurisdiction over said matter, or has negotiated a composition or any other form of voluntary arrangement with its creditors; or

(b)                                 has not fulfilled any one of its obligations whatsoever, it being understood that in the event of a shortcoming that can be rectified, the Agreement may not be terminated until a formal notice to rectify its shortcoming has been sent to the defaulting party and said party has not complied within fourteen (14) Days as from receipt of the formal notice.

17.4                           The Seller may terminate this Agreement of the Client has not paid for the Gas supplied for two (2) successive Months.

17.5                           Any termination of this Agreement shall be without prejudice to any of the rights or remedies the parties may assert or use prior to termination.

18  Construction

18.1                           This Agreement expresses the entirety of the agreements between the Parties concerning the purpose thereof and supersedes and terminates the verbal or written agreements, declarations or understandings prior to the signature of this Agreement, other than those listed herein.

18.2                           The sole purpose of the headings of the Articles in this Agreement is to facilitate review and they have no impact on the construction of any of the provisions of the Agreement.

19  Bank Guarantees

[Within twenty (20) Days of the conclusion of this Agreement, the Client must provide a first demand bank guarantee issued by a first ranking banking institution deemed acceptable by the Seller, for an amount equivalent to three (3) Months’ supply.]

20  Applicable Law

This Agreement shall be governed by and construed in accordance with French legislation, except as regards international private law and excluding the Vienna Convention on international sales.

21  Dispute Resolution

In the event of a dispute concerning the performance or construction of this Agreement between the Parties, solely the Paris Tribunal de Commerce (Commercial Court) shall have jurisdiction. Said conferral of jurisdiction shall also apply to interim proceedings.

22  Conditions Precedent

22.1                           The Parties agree that the entry into force of this Agreement is subject to written notice by the Seller to the Client, and vice-versa, at the latest forty-five (45) Days before the Initial Date, of fulfillment of the conditions precedent set out below concerning it or its waiver thereof:

1)              the signature by the Seller with the Transporter of the Transportation Contract for the Gas that is the subject of this Agreement, in accordance with the terms and conditions of the Agreement;

2)              the signature by the Seller with the Distributor of the Distribution Contract for the Gas that is the subject of this Agreement, in accordance with the terms and conditions of the Agreement if the Delivery Point is located on the Distributor’s network;

3)              the signature by the Client of the Connection Contract with the Transporter or the Distributor, as applicable.

With the exception of the provisions of Articles 13 [Confidentiality], 20 [Applicable Law], 21 [Dispute Resolution] and 22 [Conditions Precedent] of this Agreement, which shall enter into effect as of the signature of the Agreement, this Agreement shall enter into effect when the Conditions Precedent set forth in Article 22 have been fulfilled by the Seller and the Client or the Parties have waived them.

23  Liability Exclusions

The Seller may not be held liable, and the Client may not claim any compensation from the Seller, for any suspension of or reduction in the supply of the Gas that is attributable to the Transporter and/or the Distributor or that results from the Transportation Contract and/or the Distribution Contract for the Gas sold pursuant to this Agreement, unless said suspension or reduction occurs as a direct consequence of a shortcoming by the Seller or the Seller’s failure to fulfill one of its obligations (with the exception of the cases of Force Majeure provided for in Article 11 herein) pursuant to this Agreement or the Transportation Contract for the Gas with the Transporter or the Distribution Contract with the Distributor.

24  Revision of the Agreement

The Agreement is concluded under Law no. 2003-08 of 3 January 2003. If new conditions, in particular prices, are published by the Transporter and/or by the Distributor in accordance with said law, said conditions shall apply as from the date of entry in effect provided for and shall automatically substitute these conditions as from said date of entry into effect, without any compensation of any kind.

In the event that the new provisions of the law or regulations that are liable to apply directly or indirectly to the Agreement enter into effect during the performance period of the Agreement, the Parties agree to meet in order to define together how to proceed with the performance of the Agreement.

In this respect, the Parties shall use their best efforts to adapt the Agreement to the new regulations in force within thirty Days as from the date of entry into effect of the aforementioned provisions. In the event that such an adaptation is not possible or if the new provisions of the law or regulations that are liable to apply directly or indirectly to the Agreement make the content of the Agreement subject to compliance with preliminary administrative procedures, the Parties agree that they shall each have the option of terminating the Agreement early by right.

SPECIFIC CONDITIONS

Site:         [QUIMPERLE]

Payment terms:   45 days

Contractual Period:   Initial Date [April, 1st 2007.] at 6:00 am

Expiration    [April, 1st 2008] at 6:00 am

Type of supply: Continual

Volume for the Contractual Period: …[*****]….. MWh

Type of formula: …[****]….

1.              Contractual Price:

According to the following contractual parameters:

•                  Maximum Daily Volume ”MDV”:     [****] MWh/day

•                  Interruptible part of the Maximum Daily Volume: [***] MWh/Day the Client undertakes to pay monthly:

•                  a fixed price, equal to [********]

•                  for each MWh used, the following price:

Pgas (€/MWh) = P0

where:

P0 is the basic price, equal to:

for April through October:                                       [*******] €/MWh

for the remaining months:                                        [*******] €/MWh

The price does not include any tax. The taxes payable at the Delivery Point (namely VAT and all other duties on consumption) shall be paid by the Client at the effective rate.

If the prices for transportation, distribution or conversion are amended by the Transporter and/or the Distributor during the Contractual Period, the [*******************************************************************************************

2.              Price supplements for the Monthly Excess of the Maximum Daily Volume

The price supplements for the Monthly Excess of the Maximum Daily Volume shall be calculated, for each Month, by multiplying the value of the MEMDV, by the amounts in Euro/MWh/day stated in the following table:

Price supplements
[Euro/MWh/day]
MEMDV				Apr. May
From	To	Jan.	March	June	July
[MWh/day]	[MWh/day]	Feb.	Nov.	Sept. Oct.	August	Dec.
[****]	[****]	[**]	[**]	[**]	[**]	[**]
[****]	[****]	[******]	[******]	[****]	[****]	[*****]
[****]	[******]	[******]	[******]	[*****]	[*****]	[*****]

3.              Price supplements for the Monthly Excess of the Maximum Hourly Volume

The price supplements for the Monthly Excess of the Maximum Hourly Volume shall be calculated, for each Month, by multiplying the value of the MEMHV by the amounts in Euro/MWh/day stated in the following table:

Price supplement
[Euro/MWh/day]
MEMHV				Apr. May
From	To	Jan.	March	June	July
[MWh]	[MWh]	Feb.	Nov.	Sept. Oct.	August	Dec.
[**]	[****]	[**]	[**]	[**]	[**]	[**]
[*****]	[****]	[********]	[*******]	[******]	[*****]	[*****]
[*****]	[****]	[********]	[******]	[******]	[******]	[******]

4.              VAT and duties on consumption

In addition to the Contractual Price established above, the Client must pay on a monthly basis the VAT and duties on consumption at the effective rate.

5.              Communication

Address of the Delivery Point:

PDM INDUSTRIES

KERISOLE BP34 – 29393 QUIMPERLE

Intra-community number:

FR 88399311745

Client address (for invoicing):

PDM INDUSTRIES

KERISOLE BP 34 – 29393 QUIMPERLE

Client address (for notices):

PDM INDUSTRIES

KERISOLE BP 34 – 29393 QUIMPERLE

Client representative:    Name: Laurent VILLAIN

Telephone: 0033 (0) 677003697

Fax:

Contact Client in an emergency:     Name:

Telephone and fax outside of office hours:  Telephone:

SIGNED in two original counterparts on October 4th, in 2006

/s/ Jean Yves Klein
Name: KLEIN JEAN YVES
Title: Directeur Général Finances - Administration
In the name and on behalf of:

/s/ A. Pedrazzini
Name: PEDRAZZINI, ALBERTO
Title:
In the name and on behalf of: